Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of RGC Resources, Inc. on Form S-2 of our report dated November 1, 2002, appearing in the Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Charlotte, North Carolina
June 12, 2003